================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CHEMED CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                31-0791746
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)

  2600 Chemed Center, Cincinnati, Ohio                    45202
(Address of principal executive offices)                (Zip Code)

                            2006 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 NAOMI C. DALLOB
                    2600 Chemed Center, 255 East Fifth Street
                             Cincinnati, Ohio 45202
                     (Name and address of agent for service)

                                 (513) 762-6900
          (Telephone number, including area code, of agent for service)
                                -----------------

                         CALCULATION OF REGISTRATION FEE
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
================================================================================
Title of                             Proposed         Proposed
Securities                           maximum          maximum
to be                 Amount         offering         aggregate    Amount of
registration          to be          price            offering     registration
registered            registered*    per share**      price**      fee
--------------------------------------------------------------------------------
Capital Stock
(Par value $1        3,000,000 shs.    $  56.39     $169,170,000  $  18,101.19
per share)
================================================================================

         *The number of shares being registered is the number of shares covered by the 2006 Stock Incentive Plan. In addition to such shares, this Registration Statement covers an indeterminate number of shares which, by reason of certain events specified in such Plan, may become subject to issuance thereunder.

         **Estimated solely for the purpose of calculating registration fee. This amount is based on the average of the high and low price of a share of capital stock reported on the New York Stock Exchange on May 8, 2006.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

         (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for period since December 31, 2005;

         (3) The Company's Proxy Statement dated April 11, 2006; and

         (4) The "Description of Capital Stock" incorporated by reference in the Company's Registration Statement on Form S-3 filed on November 26, 1991, including any amendments or reports filed to update such description.

         All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date any such documents are filed.

Item 4.  Description of Securities

         N/A

Item 5.  Interest of Named Experts and Counsel

         Legal matters in connection with the issuance of the Company's Capital Stock offered hereby have been passed upon by Naomi C. Dallob, 2600 Chemed Center, 255 East 5th Street, Cincinnati, Ohio 45202. Ms. Dallob is Vice President and Secretary, and a stockholder of the Company.

Item 6.  Indemnification of Directors and Officers

         The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company. In addition, the General Corporation Law of the

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State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law. The Company also maintains directors and officers liability insurance for the benefit of its directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed

         N/A

Item 8.  Exhibits.

                                                                          Page Number or
                                                                          Incorporation
                                                                          by Reference
                   Number
                Under Item 601                                            File Number
Exhibit           Regulation                                                  and
Number               S-K                                                  Filing Date
-----------------------------------------------------------------------------------------------

 4.1                 (4)            Certificate of Incorporation        Form S-3
                                                                        Reg. No. 33-44177
                                                                        11/26/91

 4.2                 (4)            Amendment to Certificate            Form S-8
                                    of Incorporation                    Reg. No. 333-109104
                                                                        09/25/03

 4.3                 (4)            Amendment to Certificate            Form S-4
                                    of Incorporation                    Reg. No. 333-115668
                                                                        5/20/04

 4.4                 (4)            2006 Stock Incentive Plan           2006 Proxy Statement
                                                                        4/11/06

 4.5                 (4)            Form of Option Grant                Form 10-K
                                                                        03/28/05

 4.6                 (4)            Form of Restricted Stock Award      Form 10-K
                                                                        03/28/05

   5                 (5)            Opinion and Consent of Counsel      E-1

  23                (23)            Consent of Independent              E-2
                                    Accountants

  24                (24)            Powers of Attorney                  E-3 through E-14

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution; (2) for determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and (3) it will file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

         For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 15, 2006.

                                 CHEMED CORPORATION

                                 By:  /s/ Kevin J. McNamara
                                      ---------------------------------------
                                      Kevin J. McNamara
                                      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                              Title                                      Date
     ---------                              -----                                      ----
/s/ Kevin J. McNamara          President and Chief Executive                       May 15, 2006
---------------------          Officer
Kevin J. McNamara              (Principal Executive Officer)

/s/ David P. Williams          Vice President                                      May 15, 2006
----------------------         and Chief Financial Officer
David P. Williams              (Principal Financial Officer)

/s/ Arthur V. Tucker           Vice President and Controller                       May 15, 2006
--------------------           (Principal Accounting Officer)
Arthur V. Tucker

Edward L. Hutton*              Sandra E. Laney*
Donald Breen, Jr.*             Timothy S. O'Toole*
Charles H. Erhart, Jr.*        Donald E. Saunders*
Joel F. Gemunder*              George J. Walsh III*               DIRECTORS
Patrick P. Grace*              Frank E. Wood*
Thomas C. Hutton*
Walter L. Krebs*

/s/ Naomi C. Dallob                                             May 15, 2006
-------------------
Naomi C. Dallob
Vice President and Secretary

----------------
*Naomi C. Dallob signing her name hereto signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed, filed with the Securities and Exchange Commission.

                                       /s/ Naomi C. Dallob
                                       -----------------------------------
                                       Naomi C. Dallob, Attorney-in-Fact


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                                INDEX TO EXHIBITS

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

                                                                         Page Number
                                                                              or
                                                                   Incorporation by Reference
                                                          ----------------------------------------------------
                  Number
                  Under Item 601                          File Number
    Exhibit       Regulation                                 and                             Previous
    Number        S-K                                     Filing Date                        Exhibit
--------------------------------------------------------------------------------------------------------------

      4.1         (4)    Certificate of Incorporation        Form S-3                        4.1
                                                             Reg. No.
                                                             33-44177
                                                             11/26/91

      4.2         (4)    Amendment to Certificate            Form S-8                        4.1.1
                         of Incorporation                    Reg. No.333-109104
                                                             09/25/03

      4.3         (4)    Amendment to                        Form S-4                        3.3
                         Certificate of                      Reg. No. 333-115668
                         Incorporation                       5/20/04

      4.4         (4)    2006 Stock Incentive Plan           2006 Proxy                      A
                                                             Statement
                                                             04/11/06

      4.5         (4)    Form of Option Grant                Form 10-K                       10.51
                                                             03/28/05

      4.6         (4)    Form of Restricted                  Form 10-K                       10.50
                         Stock Award                         03/28/05

      5            5     Opinion and Consent of              E-1
                         Counsel

      23           23    Consent of Independent              E-2
                         Accountants

      24           24    Powers of Attorney                  E-3 through E-14
